                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of the earliest event reported): January 8, 2007


                                  RADNET, INC.
             (Exact name of registrant as specified in its charter)

           New York                                          13-3326724
(State or other jurisdiction of                    (IRS Employer Identification
 incorporation or organization)                                 No.)

                                     0-19019
                            (Commission File Number)

                               1510 Cotner Avenue
                          Los Angeles, California 90025
               (Address of principal executive offices) (Zip Code)

                                 (310) 478-7808
              (Registrant's telephone number, including area code)

                          Primedex Health Systems, Inc.
         (Former name or former address, if changed since last report.)



      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  3.02.  UNREGISTERED SALES OF EQUITY SECURITIES

         The Board authorized issuance to a radiologist who agreed to accept employment with Beverly Radiology Medical Group as its northern California director, of a five year warrant exercisable at a price of $4.79 per share, which was the public market closing price for our common stock on the transaction date to purchase 500,000 shares of our common stock, vesting over the warrant period, 100,000 shares per year.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS

         Pursuant to the merger agreement with Radiologix, Inc., in January 2007, the Board expanded its membership by two and appointed two former Radiologix, Inc. directors to our Board.

         The new directors are Marvin S. Cadwell and Michael L. Sherman, M.D. We believe both directors will be considered independent directors.

         Mr. Cadwell is expected to serve on the Audit Committee and Dr. Sherman on the Compensation Committee.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 9, 2007                  RADNET, INC.


                                        By: /s/ Jeffrey L. Linden
                                            ------------------------------
                                            Jeffrey L. Linden
                                            Vice President